Exhibit 10.23

AMERICAN HOMES 4 RENT

2012 EQUITY INCENTIVE PLAN

RESTRICTED SHARE AGREEMENT

American Homes 4 Rent, a Maryland real estate investment trust (the “Company”), hereby grants Class A common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), to the Grantee named below in the form of Restricted Shares. The terms and conditions of the grant are set forth on this cover sheet and in the attached Restricted Share Agreement (together, the “Agreement”) and in the Company’s 2012 Equity Incentive Plan (as amended from time to time, the “Plan”).

Grantee Name:

Grant Date:

Number of Common Shares underlying the Restricted Shares:

Purchase Price per Common Share: $

Vesting Start Date:

Vesting Schedule: 25% of the Common Shares (rounded down to the nearest whole share, except for the last vesting installment) underlying the Restricted Shares vest on each anniversary of the Vesting Start Date over a period of four years beginning on the Vesting Start Date, subject to the Grantee’s continued Service through each vesting date

By your signature below, you agree to all of the terms and conditions described in the Agreement and in the Plan, a copy of which will be provided on request. You acknowledge that you have carefully reviewed the Plan and agree that the Plan will control in the event any provision of this or Agreement should appear to be inconsistent with the Plan.

Grantee:		Date:
(Signature)

Company:		Date:
(Signature)

Title:

Attachment

This is not a share certificate or a negotiable instrument.

AMERICAN HOMES 4 RENT

2012 EQUITY INCENTIVE PLAN

RESTRICTED SHARE AGREEMENT

Restricted Shares	This Agreement evidences an award of Common Shares in the number set forth on the cover sheet, at the purchase price set forth on the cover sheet, and subject to the vesting conditions described in this Agreement (“Restricted Shares”). The purchase price is deemed paid by your past Service to the Company.

Restricted Share Transferability	To the extent not yet vested, your Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered, whether by operation of law or otherwise, nor may the Restricted Shares Units be made subject to execution, attachment, or similar process. If you attempt to do any of these things in contravention of the prior sentence, you will immediately forfeit your unvested Restricted Shares.

Vesting

The Company will issue your Restricted Shares in your name as of the Grant Date.

Your right to the Common Shares underlying the Restricted Shares will vest in accordance with the Vesting Schedule set forth on the cover sheet of this Agreement, subject to your continued Service through each vesting date.

Notwithstanding the Vesting Schedule set forth on the cover sheet, if your Service is terminated because of your death or Disability, your Restricted Shares will become 100% vested upon such termination of Service.

Change in Control

Notwithstanding the Vesting Schedule set forth on the cover sheet, the vesting of the Common Shares underlying your Restricted Shares will accelerate if so provided in Section 17.3 and 17.4 of the Plan in the event of a Change in Control.

For purposes of this Agreement, “Change in Control” will have the same meaning as defined in the Plan; provided, however, that in no event will a Change in Control be deemed to have occurred under Section 17.3 or 17.4 of the Plan if the Company is merged or consolidated with an Affiliate, even if the Company’s shareholders hold less than 50% of the combined voting power of the voting securities of the Company in the surviving entity.

Forfeiture of Unvested Restricted Shares	In the event that your Service terminates for any reason (other than your death or Disability), you will forfeit to the Company all of the Common Shares subject to this grant that have not yet vested or with respect to which all applicable restrictions and conditions have not lapsed.

Leaves of Absence	For purposes of these Restricted Shares, your Service does not terminate when you go on a bona fide employee leave of absence that the Company approves in writing if the terms of the leave provided for continued Service crediting or when continued Service crediting is required by Applicable Law or contract. Your Service terminates in any event when the approved leave ends unless you immediately return to active employment. The Company, in its sole discretion, determines which leave counts for this purposes and when your Service terminates for all purposes under the Plan.

Issuance	The issuance of the Common Shares with respect to the Restricted Shares will be evidenced in such a manner as the Company, in its discretion, deems appropriate, including, without limitation, book-entry, registration, or issuance of one or more share certificates, with any unvested Restricted Shares bearing a legend with the appropriate restrictions imposed by this Agreement. As your interest in the Common Shares underlying the Restricted Shares vests, the recordation of the number of Restricted Shares attributable to you under this grant will be appropriately modified.

Withholding	In the event that the Company determines that any federal, state, local, or foreign tax or withholding payment is required relating to this grant of Restricted Shares, the issuance of Common Shares with respect to this grant, or the payment of dividends, the Company will have the right to (i) require you to tender a cash payment, (ii) deduct from payments of any kind otherwise due to you, (iii) permit or require you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the Common Shares to be delivered in connection with the Restricted Shares to satisfy withholding obligations and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the withholding obligations directly to the Company, or (iv) withhold the delivery of vested Common Shares otherwise deliverable under this Agreement to meet such obligations; provided that the Common Shares so withheld will have an aggregate Fair Market Value not exceeding the minimum amount of tax required to be withheld by applicable law.

Section 83(b) Election	Under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the difference between the purchase price paid for the Common Shares and their Fair Market Value on the date any forfeiture restrictions applicable to such Common Shares lapse will be reportable as ordinary income at that time. For this purpose, “forfeiture restrictions” include the forfeiture as to unvested Common Shares described above. You may elect to be taxed at the time the Restricted Shares are acquired, rather than when such shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date. You will have to make a tax payment to the extent the purchase price is less than the Fair Market Value of the shares on the Grant Date. No tax payment will have to be made to the extent the purchase price is at least equal to the Fair Market Value of the shares on the Grant Date. The form for making this election is attached as Exhibit A hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the Fair Market Value of the shares as of the vesting date exceeds the purchase price) as the forfeiture restrictions lapse.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY CODE SECTION 83(b) ELECTION.

Non-Solicitation

The following non-solicitation provision will apply to you unless you have entered into an applicable employment agreement with the Company that has more restrictive non-solicitation provision (in which case, the more restrictive provision in such employment agreement will apply).

You agree, as a condition of this grant, that in the event you decide to terminate your Service for any reason, that for a period of ninety (90) days following the termination of your employment, you will not directly or indirectly solicit any employees of the Company or any Affiliate for employment, or encourage any employee to leave the Company or any Affiliate.

Retention Rights	The Agreement and the grant of the Restricted Shares do not give you the right to be retained by the Company or any Affiliate in any capacity. Unless otherwise specified in any employment or other written agreement between you and the Company or any Affiliate, the Company and any Affiliate reserve the right to terminate your Service at any time and for any reason.

Shareholder Rights	You have the right to vote your Restricted Shares and the right to receive any dividends declared or paid with respect to such Restricted Shares. The Committee may provide that any dividends paid on Restricted Shares must be reinvested in Common Shares, which may or may not be subject to the same vesting conditions and restrictions as the vesting conditions and restrictions applicable to such Restricted Shares. All share distributions, if any, you receive with respect to Restricted Shares as a result of any share split, share dividend, combination of shares, or other similar transaction will be subject to the vesting conditions and restrictions applicable to such Restricted Shares.

The Restricted Shares will be subject to the terms of any applicable agreement of merger, liquidation, or reorganization in the event that the Company is subject to such corporate activity.

Clawback	The Restricted Shares are subject to mandatory repayment by you to the Company to the extent you are, or in the future become, subject to (i) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any applicable law, rule, or regulation, or (ii) any law, rule, or regulation which imposes mandatory recoupment, under the circumstances set forth in any such law, rule, or regulation. Furthermore, the Restricted Shares are subject to mandatory repayment by you to the Company if, as of the Grant Date, the Company has in place a “clawback” or recoupment policy that requires the repayment by you to the Company of compensation paid by the Company to you in the event that you fail to comply with, or violate, the terms or requirements of such policy.

Legends

All certificates representing the Common Shares issued in connection with this grant shall, where applicable, have endorsed thereon the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

Applicable Law	The validity and construction of the Agreement will be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Agreement to the substantive laws of any other jurisdiction.

The Plan

The text of the Plan is incorporated into the Agreement.

Certain capitalized terms used in the Agreement are defined in the Plan and have the meaning set forth in the Plan.

The Agreement and the Plan constitute the entire understanding between you and the company regarding the Restricted Shares. Any prior agreements, commitments, or negotiations concerning the Restricted

Shares are superseded; except that any written employment, consulting, confidentiality, non-competition, non-solicitation, and/or severance agreement or any other written agreement between you and the Company or any Affiliate, as applicable, will supersede the Agreement with respect to its subject matter.

Data Privacy

To administer the Plan, the Company may process personal data about you. This data includes, without limitation, information provided in the Agreement and any changes to such information, other appropriate personal and financial data about you, including your contact information, payroll information, and any other information that the Company deems appropriate to facilitate the administration of the Plan.

By accepting this grant, you give explicit consent to the Company to process any such personal data.

Code Section 409A	The grant of Restricted Shares under this Agreement is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement will be interpreted and administered to be in compliance with Section 409A. Notwithstanding anything to the contrary in this Agreement, neither the Company, any Affiliate, the Board, nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on you under Section 409A and neither the Company, any Affiliate, the Board, nor the Committee will have any liability to you for such tax or penalty.

By signing the Agreement, you agree to all of the terms and conditions described above and in the Plan.

Exhibit A

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares:

1.	The name, address, taxpayer identification number, and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:

ADDRESS:

IDENTIFICATION NO. OF TAXPAYER:

TAXABLE YEAR:

2.	The property which is subject to this election is described as follows: Class A common shares of beneficial interest, par value $0.01 per share, of American Homes 4 Rent, a Maryland real estate investment trust (the “Company”).

3.	The property was transferred to the undersigned on:

4.	The property is subject to the following restrictions:

The common shares are subject to the provisions of a Restricted Share Agreement between the undersigned and the Company. The common shares are subject to forfeiture under the terms of such agreement.

5.	The fair market value of the property at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, is: $ per share x shares = $

6.	The amount (if any) paid for such property: $

7.	The amount to include in gross income is: $

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than thirty (30) days after the date of transfer of the property. A copy of the election will also be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing the services in connection with which the property was transferred.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:
Taxpayer’s Signature

Taxpayer’s Printed Name

PROCEDURES FOR MAKING ELECTION

UNDER INTERNAL REVENUE CODE SECTION 83(b)

The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:1

1. You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Grant Date of your Restricted Shares.

2. At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

3. You must file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the Restricted Shares are transferred to you.

[1]	Whether or not to make the election is your decision and may create tax consequences for you. You are advised to consult your tax advisor if you are unsure whether or not to make the election.